UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2005

TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631

(Commission File Number)	(IRS Employer Identification No.)

14731 Califa Street, Van Nuys, California	91411

(Address of Principal Executive Offices)	(Zip Code)

(818) 787-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 3, 2005, Trio Tech International PTE. LTD., a Singapore company and a wholly-owned subsidiary of Registrant (the “Company”), executed a Letter of Offer, dated June 3, 2005, between the Company and Globetronics Technology BHD., a Malaysian company (“Seller”). Pursuant to the Letter of Offer, the Company has agreed that, subject to the satisfaction of certain conditions (including without limitation satisfactory results from the Buyer’s due diligence examination and the execution of a definitive Sales and Purchase Agreement), it or one of its subsidiaries and/or nominees, of which the Company owns 100% of the outstanding equity interests (“Buyer”), would acquire 100% of the issued share capital of Globetronics (Shanghai) Inc., a wholly-owned China subsidiary of Seller for an aggregate cash purchase price of $153,000 (US). The China subsidiary is a burn-in testing division of Seller dealing with testing of semiconductor components. A portion of the purchase price in the amount of $15,300 (US) will be paid shortly after June 3, 2005 by way of a deposit and will be credited towards the aggregate purchase price payable at the closing of the transaction. The deposit is refundable under certain circumstances as specified in the Letter of Offer. The balance of the purchase price will be paid at the closing of the transaction expected to occur on the later of September 1, 2005 or the date of approval of the share transfer by all necessary governmental authorities. The purchase price shall include all assets of Globetronics (Shanghai) Inc., excluding the cash and bank balances, accounts receivables and other receivables, which are not necessary to run the operation. These assets are expected to be utilized in the acquired burn-in testing division of Buyer to service the existing customers of the Seller. The Seller shall be responsible to settle all current and long term liabilities incurred prior to the closing of the transaction. The source of the funds for this acquisition will be the general working capital of Buyer.

A copy of the Letter of Offer is attached hereto as Exhibit 99.1.

Forward Looking Statements. The statements in this Current Report on Form 8-K concerning current management’s expectations are “forward looking statements” within the meaning of Section 27A of the Securities and Exchange Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties. Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements. There is no assurance that the transactions contemplated by the Agreement will be consummated. These forward-looking statements are based on our management’s current views and assumptions. The Company assumes no obligation to update the information herein or on the Company’s or its subsidiaries’ websites.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

     99.1 Letter of Offer, dated June 3, 2005 between Globetronics Technology BHD. and Trio Tech International PTE. LTD.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio-Tech International (Registrant)
By:	/s/ VICTOR H.M. TING
Victor H.M. Ting
Vice President and Chief Financial Officer (Principal Financial Officer)

Date June 8, 2005